                                                                    EXHIBIT 10.3

AGREEMENT DATED MARCH 14, 2001


AMONG: WS ACQUISITION LLC, a limited liability company duly constituted under the laws of New York;

                        (hereinafter referred to as "WS Acquisition")

AND:                    THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED
                        STATES;

                        (hereinafter referred to as "Equitable Life")

AND:                    THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY;

                        (hereinafter referred to as "Northwestern Mutual")

AND:                    PHOENIX HOME LIFE MUTUAL INSURANCE COMPANY;

                        (hereinafter referred to as "Phoenix Home Life")

AND:                    BUSINESS MEN'S ASSURANCE COMPANY;

                        (hereinafter referred to as "Business Men's Assurance")

AND:                    INDIANAPOLIS LIFE INSURANCE COMPANY;

                        (hereinafter referred to as "Indianapolis Life
                        Insurance")

AND:                    GE CAPITAL ASSURANCE COMPANY;

                        (hereinafter referred to as "GE Capital")

                        (WS Acquisition, Equitable Life, Northwestern Mutual, Phoenix Home


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                                                                          Page 2


                        Life, Business Men's Assurance, Indianapolis Life Insurance and GE Capital collectively referred to as "Shareholders")

AND: CAISSE DE DEPOT ET PLACEMENT DU QUEBEC, a legal person duly constituted under the laws of Quebec;

                        (hereinafter referred to as "Caisse")

AND: THE HOCKEY COMPANY (formerly SLM International, Inc.), a corporation incorporated under the laws of Delaware;

                        (hereinafter referred to as the "Company")


         WHEREAS pursuant to a Restated and Amended Credit Agreement dated March 14, 2001, executed among others by the Company and the Caisse, the Caisse has extended credit to the Company on terms and conditions set forth therein (as amended and modified from time to time in accordance with its terms (the "Credit Agreement");

         WHEREAS each of WS Acquisition, Equitable Life, Northwestern Mutual, Phoenix Home Life, Business Men's Assurance, Indianapolis Life Insurance and GE Capital are, collectively, the record and beneficial owners of 5,832,092 Common Shares (the whole as set forth in Schedule A attached hereto) and are parties to a stockholders agreement among certain stockholders of the Company dated as of April 11, 1997;

         THEREFORE, THE PARTIES MUTUALLY AGREE AS FOLLOWS:

1.       RECITALS AND SCHEDULES

         The recitals and the following schedules form an integral part of this
         Agreement:

         Schedule A - Table of ownership of Common Shares
         Schedule B - Definitions
         Schedule C - Formula for conversion

2.       DEFINITIONS

         2.1. As used in this Agreement, the capitalized terms shall have the meanings set forth in Schedule B and:

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                                                                         Page 3


                  "AGREEMENT" means this agreement dated the date hereof, as well as any rider, amendment, modification or intervention which might be added thereto in writing; the Agreement is also sometimes designated by the expressions "hereof", "herein" and "hereunder";

                  "SHARES" means any Common Shares and any other equity or voting share of the capital stock of the Company, as the case may be.

3.       GENERAL UNDERTAKING AND SCOPE OF AGREEMENT

         3.1. Each of the Shareholders undertakes to exercise the voting rights attaching to the Shares it holds as well as any other voting or consent right it may exercise, to cause its designees to the Board of Directors to act or refrain from acting, and to do and cause to be done anything and take and cause to be taken any action, that may be useful or necessary to ensure that all of the obligations of the Shareholders and/or the Company stipulated herein or arising herefrom are fully satisfied in a timely manner.

         3.2. The parties hereto agree, reciprocally and irrevocably, to do all things necessary and conduct themselves in all respects in such manner so as to give full effect to the provisions of this Agreement.

         3.3. Any breach of any of the provisions of this Agreement, without prejudice to any other recourse or remedy provided by this Agreement, by law, at equity or otherwise, shall give rise to a recourse for injunctive relief or to any other recourse intended to stop the breach, which the parties recognize to be an appropriate recourse and to which they expressly and irrevocably consent.

         3.4. Each of the parties hereto undertakes to act in such a manner as not to infringe any law or regulation applicable to such party in the exercise of its rights and the performance of its obligations, and to exercise its rights and perform its obligations in full compliance with the rights and obligations provided for by any law or regulation applicable to such party and, if such infringement would be the result, to refrain from acting.

         3.5. The principles set out in this Section 3 shall apply to all other provisions of this Agreement which shall be read and interpreted in accordance with this Section 3.

4.       SALE TO PAY FACILITY 2

          4.1. In the event that Facility 2 is not repaid in full on the Facility 2 Maturity Date, the Caisse may:

                  (i) require the Company to convert the outstanding amount (consisting of the principal capital and Capitalized Interest) owing under Facility 2 into, and issue and deliver to the Caisse, Common Shares of the Company (the


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                                                                        Page 4


               "Resultant Shares"). The number of Resultant Shares shall be determined on the basis of five times the EBITDA of the Company for the previous fiscal year in accordance with the formula attached in Schedule C hereto; provided that the number of Common Shares issued pursuant to such conversion right shall be limited such that, after exercising the conversion right and/or after the exercise of the Warrants held by the Caisse which are exchangeable for Common Shares, the Caisse shall not own more than 50.1% of the issued and outstanding voting shares of the capital stock of the Company (hereinafter, the "Equity Conversion"); and/or

               (ii) subject to the terms and conditions of the Intercreditor Agreement, require that the Company proceed with the sale of all or a portion of the assets of the Company and apply the proceeds of any such sale in reduction of the indebtedness owing to the Caisse in a manner consistent with the terms of the Intercreditor Agreement (hereinafter the "Sale").

          4.2. In the event that the Caisse wishes to exercise its rights under section 4.1(i) and/or (ii), it shall send a notice to that effect (the "Exercise Notice") to the Company and all of the Shareholders. With respect to the Sale, the Caisse shall have the right to designate the financial advisor or investment bankers to be retained by the Company for such purposes, which financial advisor or investment bankers shall be an independent, top tier Canadian or nationally recognized U.S. investment banking firm and the Caisse reserves its right to participate in all stages of the Sale it being acknowledged that such participation right does not grant a right of first refusal in favour of the Caisse.

          4.3. The Shareholders hereby authorize and consent to this Agreement and each of the transactions contemplated hereby and covenant that they will fully cooperate with the Caisse in the process of the Equity Conversion and/or the Sale, including, without limiting the generality of the foregoing, causing their representative(s) on the Board of Directors to act or refrain from acting and voting or giving consent with respect to their Shares in order to support a consolidation, merger or amalgamation of the Company or a sale of all or substantially all or any portion of its assets and to take all other actions requested by the Caisse to facilitate the Equity Conversion and/or the Sale.

          4.4. The Shareholders covenant that they shall not assign, transfer, sell or otherwise dispose of any of their Shares unless the Person that so receives or purchases said Shares is also bound by the terms and conditions of this Agreement as a Shareholder in a duly authorized and executed writing delivered (and reasonably satisfactory) to the Caisse and the Company.

          4.5. The Company represents and warrants to, and agrees with, the Caisse that all Resultant Shares have been duly authorized and reserved for issuance,


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                                                                         Page 5


               and when issued, will be validly issued, fully paid and non assessable, free of all liens, encumbrances, claims, taxes, charges or preemptive rights.

5.        DRAG ALONG RIGHTS

          5.1. Subject to Section 5.3, in the event that the Caisse (for the purposes of this Section 5, the "Vendor") receives an offer to purchase (the "Offer") all of the issued and outstanding Common Shares of the Company which it is willing to accept, the Shareholders undertake to sell (the "Drag-Along Right") all of their Shares on the same price, terms and conditions.

          5.2. The Drag-Along Right shall be exercised by the Vendor giving notice to the Shareholders within 30 days following receipt of the Offer and by undertaking to complete the transaction within 30 days following the expiry of the said 30-day period.

          5.3. This section shall only be applicable (i) in the event that the Caisse holds 50.1% of the outstanding Common Shares of the Company and (ii) in the event that the Offer is received as part of a sale auction conducted by a top tier Canadian or nationally recognized U.S. investment banking firm.

6.        NOTICE

          6.1. Any demand, notice or other communication (hereinafter referred to as a "Communication") to be given to a party in connection with this Agreement shall be given in writing and shall be given by personal delivery, by registered mail or by transmittal by facsimile addressed to the recipient at the address indicated opposite its name on the signature pages hereto, or at such other address as may be notified by such party to the others pursuant to this Section 6.1.

          6.2. Any Communication given by personal delivery shall be conclusively deemed to have been given on the day of actual delivery thereof and, if given by registered mail, on the fifth Business Day following the mailing thereof and, if given by facsimile on the day of transmittal thereof if given during normal business hours of the recipient or on the next Business Day if given after normal business hours on any day. If the party giving any Communication knows or ought to know of any difficulties with the postal system or facsimile transmission system which might affect the delivery of mail or facsimile transmission, any such Communication shall be given by personal delivery or by other methods of communication not affect by the said difficulties.

7.       GOVERNING LAW; JURISDICTION; SERVICE OF PROCESS.

          7.1. This Agreement shall be governed and construed in accordance with the internal laws of the State of New York (including NYGOL Sections 5-1401 and 5-1402).


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                                                                         Page 6


          7.2. (A) The Shareholders and the Company each hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any Federal or State court located in the Borough of Manhattan, the City of New York, in any action or proceeding arising out of or relating to this Agreement or any other related document to which it is a party, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such courts. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. (B) Nothing in this Agreement shall affect any right that the Caisse may otherwise have to bring any action or proceeding relating to this Agreement against the Shareholders or the Company or their respective properties in the courts of any other jurisdiction.

          7.3. Each of the Shareholders and the Company irrevocably consents to the service of any and all process in such suit, action or proceeding referred to in Section 7.2(A) by mailing of copies of such process to it at its address provided opposite its name on the signature pages hereto. All mailings under this Section shall be by certified mail, return receipt requested. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

          7.4. Each of the Shareholders and the Company hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in Section 7.2(A). Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding referred to in Section 7.2(A) in any such court.

8.       GENERAL

          8.1. As the context requires, words importing the singular number include the plural, words importing the masculine gender include the feminine gender and vice versa.

          8.2. This Agreement constitutes the complete and final agreement among the parties regarding the matters set forth herein and replaces all prior contracts, agreements, commitments and understandings, verbal and written.

          8.3. No modification or amendments to this Agreement shall be valid and binding unless set forth in writing and duly executed by all parties hereto and no waiver of any breach of any term or provision of this Agreement

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                                                                          Page 7


               shall be effective or binding unless made in writing and signed by the party purporting to give same and, unless otherwise provided, shall be limited to the specific breach waived.

          8.4. Any decision of a court to the effect that any of the provisions of this Agreement are null or unenforceable shall in no way affect the other provisions of this Agreement or their validity or enforceability.

          8.5. The insertion of section headings is for ease of reference only and shall not affect the interpretation of this Agreement.

          8.6. All executed copies of this Agreement constitute originals of one and the same agreement.

          8.7. This Agreement may be executed by the parties hereto in counterparts at different times and in different places without the parties hereto being in each other's presence.

          8.8. This Agreement will enure to the benefit of and be binding upon the respective successors and permitted assigns of the parties hereto.

          8.9. Time is of the essence in this Agreement. Each party shall be in default by the mere lapse of time for the performance of any of its obligations hereunder without the necessity of any notice to that effect.

          8.10. The obligations of each Shareholder are independent of the obligation of any other Shareholder and is a several (and not joint) obligation.

          8.11. This Agreement shall remain in effect until Facility 2 has been repaid in full in cash.

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         IN WITNESS WHEREOF, the parties have signed this agreement at ________, on March 14, 2001.

620 5th Avenue                       WS ACQUISITION LLC
Suite 216
New York, New York
10020-1579, U.S.A.                   By: /s/ Greg S. Feldman
                                        --------------------------------------
                                             Greg S. Feldman
Telecopier No.:   (212) 332-7575
Telephone No.:    (212) 332-7565
                                     THE EQUITABLE LIFE ASSURANCE SOCIETY OF
                                     THE UNITED STATES

                                     By: /s/ James C. Pendergast
                                        --------------------------------------
                                     Name:   James C. Pendergast
                                           -----------------------------------
                                     Title:  Investment Officer
                                            ----------------------------------

                                     NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY

                                     By:
                                        --------------------------------------
                                     Name:
                                           -----------------------------------
                                     Title:
                                            ----------------------------------

                                     PHOENIX HOME LIFE MUTUAL INSURANCE COMPANY

                                     By: /s/ John Ruben Flores
                                        --------------------------------------
                                     Name:   John Ruben Flores
                                          ------------------------------------
                                     Title:  Vice President
                                            ----------------------------------

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                                     BUSINESS MEN'S ASSURANCE COMPANY

                                     By:
                                        --------------------------------------
                                     Name:
                                          ------------------------------------
                                     Title:
                                            ----------------------------------

                                     INDIANAPOLIS LIFE INSURANCE COMPANY

                                     By:
                                        --------------------------------------
                                     Name:
                                          ------------------------------------
                                     Title:
                                            ----------------------------------

                                     GE CAPITAL ASSURANCE COMPANY

                                     By:
                                        --------------------------------------
                                     Name:
                                          ------------------------------------
                                     Title:
                                            ----------------------------------

                                     THE HOCKEY COMPANY
139 Harvest Lane
P.O. Box 1200                        By: /s/ Russell David
Williston, Vermont                      --------------------------------------
05495, U.S.A.                           Russell David
                                        Chief Operating Officer
Attention:        President
Telecopier No.:   (802) 872-4226
Telephone No.:    (802) 872-4256

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                                      CAISSE DE DEPOT ET PLACEMENT DU QUEBEC

c/o CDP Capital d'Amerique Inc.
2001 McGill College Avenue            By: /s/ Diane Favreau
Suite 600                                 ------------------------------------
Montreal, Quebec                          Diane Favreau
H3A 1G1

                                      By: /s/ James McMullan
Attention:         Diane Favreau          -------------------------------------
Telecopier No.:   (514) 847-5488          James McMullan
Telephone No.:    (514) 847-2493